SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------

                            SCHEDULE 14A INFORMATION

                                 Proxy Statement
        Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
|_|  Preliminary Proxy Statement         |_| Confidential, For Use of Commission
                                             Only (as permitted by
                                             Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                     COMMODORE ENVIRONMENTAL SERVICES, INC.
                (Name of Registrant as Specified in Its Charter)


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    (Names of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:


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(2)  Aggregate number of securities to which transaction applies:


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(3)  Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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(4)  Proposed maximum aggregate value of transaction:


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(5)  Total fee paid:


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|_|  Fee paid previously with preliminary materials:


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|_|  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the form or schedule and the date of its filing.

(1)  Amount previously paid:


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(2)  Form, Schedule or Registration Statement no.:


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(3)  Filing Party:


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(4)  Date Filed:


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


                      [COMMODORE ENVIRONMENTAL LETTERHEAD]





                                                                     May 8, 1998


Dear Stockholder:

     You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Commodore Environmental Services, Inc. (the "Company") to be held on Wednesday, June 3, 1998, at 9:00 a.m., local time, at The Links Club, 36 East 62nd Street, New York, New York 10021. Enclosed is a formal Notice of Annual Meeting and Proxy Statement, together with a proxy card and return envelope for use of stockholders who are unable to be present in person at the Annual Meeting. Also enclosed for your review is the Company's 1997 Annual Report to Stockholders.

     The formal Notice of Annual Meeting and Proxy Statement describe the specific business to be acted upon at the Annual Meeting, and we urge you to read these materials carefully. In addition to electing directors, stockholders will be entitled to vote upon the ratification of the selection of Price Waterhouse LLP as the Company's independent auditors for the ensuing year. Your Board of Directors unanimously believes that the election of the nominees named in the Proxy Statement as directors of the Company, and the ratification of the appointment of Price Waterhouse LLP as the Company's independent auditors for the year ending December 31, 1998 are in the best interests of the Company and its stockholders and, accordingly, recommends a vote "FOR" the foregoing proposals.

     Whether or not you plan to attend the Annual Meeting in person, and regardless of the size of your holdings, it is very important that your shares be represented and voted at the Annual Meeting. After reading the enclosed Notice of Annual Meeting and Proxy Statement, please complete, sign, date and return the enclosed proxy card in the self-addressed, postage paid envelope provided for your convenience. Because mail delays occur frequently, it is important that the enclosed proxy card be returned well in advance of the Annual Meeting. If the address on the accompanying material is incorrect, please advise our Transfer Agent, The Bank of New York, in writing, at 101 Barclay Street, New York, New York 10286. If, after returning your proxy card, you find that you are able to attend the Annual Meeting in person and wish to personally vote your shares, you may revoke your proxy at that time and personally vote your shares at the Annual Meeting.

     I hope to see you at the Annual Meeting and to have the opportunity to introduce you to our management team and the other members of the Board of Directors. On behalf of your Board of Directors, we greatly appreciate your continued support.

                                              Sincerely yours,

                                              /s/ PAUL E. HANNESSON

                                              PAUL E. HANNESSON
                                              Chairman of the Board, President
                                              and Chief Executive Officer

                     COMMODORE ENVIRONMENTAL SERVICES, INC.
                        150 East 58th Street, Suite 3400
                            New York, New York 10155

                          ----------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held June 3, 1998

                          ----------------------------


To the Stockholders of COMMODORE ENVIRONMENTAL SERVICES, INC. :

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Commodore Environmental Services, Inc., a Delaware corporation (the "Company"), will be held at 9:00 a.m., local time, on Wednesday, June 3, 1998, at The Links Club, 36 East 62nd Street, New York, New York 10021, for the following purposes:

     1. To elect five directors to hold office until the Annual Meeting of Stockholders to be held in 1999, and until their respective successors are duly elected and have qualified;

     2. To ratify the appointment of Price Waterhouse LLP as the Company's independent auditors for the year ending December 31, 1998; and

     3. To consider and transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on April 27, 1998, as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A list of stockholders entitled to vote at the Annual Meeting will be open for examination for ten days preceding the Annual Meeting, during ordinary business hours, at the location of the principal executive offices of the Company set forth above and will also be available for inspection at the Annual Meeting.

                           By Order of the Board of Directors


                           /s/ MICHAEL D. FULLWOOD

                           MICHAEL D. FULLWOOD
                           Senior Vice President, Chief Financial and
                           Administrative Officer, Secretary and General Counsel

New York, New York
May 8, 1998


--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT

        It is important that your shares be represented at the Annual Meeting, regardless of the number of shares you hold. Therefore, whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card promptly in the enclosed self-addressed, postage-paid envelope provided for your convenience. Proxies may be revoked at any time before the shares subject to the proxy are voted, and stockholders who are present at the Annual Meeting may revoke their proxies at that time and vote in person if they desire.
--------------------------------------------------------------------------------

                     COMMODORE ENVIRONMENTAL SERVICES, INC.
                        150 East 58th Street, Suite 3400
                            New York, New York 10155

                            ------------------------

                                 PROXY STATEMENT

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON WEDNESDAY, JUNE 3, 1998


     This Proxy Statement is being furnished to the stockholders of Commodore Environmental Services, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors" or the "Board") from holders of outstanding shares of common stock, par value $0.01 per share, of the Company (the "Common Stock"), for use at the Annual Meeting of Stockholders to be held on Wednesday, June 3, 1998, and at any adjournment or postponement thereof (the "Annual Meeting").

     The costs of preparing, assembling and mailing the proxy material will be borne by the Company. Solicitations will be made only by use of the mail except that, if deemed desirable, officers and other employees of the Company may solicit proxies by telephone, facsimile and/or other means of communication. Such persons will receive no compensation therefor in addition to their regular salaries, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements will be made with banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to the beneficial owners of the stock held of record by such persons and to request authority for the execution of proxies. The Company will
reimburse  such  persons  for  their  reasonable   expenses   incurred  in  this
connection.

     It is anticipated that the mailing to stockholders of this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card will commence on or about May 8, 1998. The Company's 1997 Annual Report to Stockholders accompanies but does not constitute a part of this Proxy Statement.

     The purpose of the Annual Meeting, and the matters to be acted upon are set forth in the attached Notice of Annual Meeting. As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be presented for consideration at the Annual Meeting. A stockholder who executes a proxy may revoke such proxy, at any time before the shares subject to the proxy are voted, by: (i) filing with the Secretary of the Company at the Company's principal executive offices (a) a written notice of revocation bearing a later date than the proxy, or (b) a duly executed proxy relating to the same shares bearing a later date than the original proxy; or (ii) attending the Annual Meeting, withdrawing the proxy and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy. No revocation of a previously delivered proxy shall be effective unless it is received by the Secretary of the Company before the shares subject to the proxy are voted at the Annual Meeting.

     Unless contrary instructions are indicated on the proxy cards, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted "FOR" the election of the five nominees for director named herein, and "FOR" the ratification of the appointment of Price Waterhouse LLP as the Company's independent auditors for the year ending December 31, 1998. If any other business shall properly come before the Annual Meeting, votes will be cast pursuant to said proxies in respect of any such other business in accordance with the judgment and in the discretion of the persons acting thereunder.

     The Company's principal executive offices are located at 150 East 58th Street, Suite 3400, New York, New York 10155, and its telephone number at that address is (212) 308-5800.

                       OUTSTANDING STOCK AND VOTING RIGHTS

     The Board of Directors has set the close of business on April 27, 1998 as the record date (the "Record Date") for determining the stockholders of the Company entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of the Record Date there were 60,966,294 shares of Common Stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting. There was no beneficial owner (as defined under the rules of the Securities and Exchange Commission) of more than 5% of the outstanding shares of Common Stock known to the Company at the Record Date, other than as set forth under the caption "Security Ownership of Certain Beneficial Owners and Management" below. Each share of Common Stock entitles the holder to one vote on each matter submitted to stockholders for a vote at the Annual Meeting.

     A quorum of stockholders is necessary to take action at the Annual Meeting. A quorum is established if at least a majority of the outstanding shares of Common Stock as of the Record Date is present in person or represented by proxy at the Annual Meeting. Directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. Ratification of the appointment of Price Waterhouse LLP as the Company's independent auditors for the year ending December 31, 1998 requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. All other matters at the meeting will be decided by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter. Votes cast in person or by proxy at the Annual Meeting will be counted and certified by two Inspectors of Election, of which one is expected to be an employee of the Company and the other is expected to be an employee of The Bank of New York, the Company's transfer agent. The Inspectors of Election will also determine whether or not a quorum is present at the Annual Meeting.

     In accordance with Delaware law, abstentions and "broker non-votes" (which occur when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal, because such broker or other nominee does not have discretionary voting power with respect to that matter and has not received instructions from the beneficial owner) will be treated as present for purposes of determining the presence of a quorum at the Annual Meeting. Directions to withhold authority will have no effect on the election of directors at the Annual Meeting, because directors are elected by a plurality of votes cast. For purposes of determining approval of a matter presented at the Annual Meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented at the Annual Meeting. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated and, consequently, will not affect the outcome of the matter. If less than a majority of the outstanding shares of Common Stock as of the Record Date are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting from time to time without further notice.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of Common Stock as of the Record Date by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock of the Company, (ii) each director, (iii) each individual listed in the Summary Compensation Table herein, and (iv) all executive officers and directors of the Company as a group, as reported by such persons. Unless otherwise indicated, the owners have sole voting and investment power with respect to their respective shares.

                                                       Number of Shares           Percentage of Outstanding
                                                        of Common Stock                 Common Stock
Name and Address of Beneficial Owner(1)             Beneficially Owned(2)             Beneficially Owned
---------------------------------------             ----------------------      ----- ------------------
Bentley J. Blum.............................              30,479,737(3)                     49.4%
Paul E. Hannesson...........................               7,750,000(4)                     12.1%
Credit Agricole Deux Sevres.................               6,000,000(5)                      9.4%
Michael D. Fullwood.........................                 200,000(6)                     *
Kenneth L. Adelman..........................                 385,000(7)                     *
Herbert A. Cohen............................                 105,000(8)                     *
David L. Mitchell...........................                 105,000(8)                     *
All executive officers
  and directors as
  a group (6 persons).......................             39,024,737                         60.1%

-----------------------------------
Percentage ownership is less than 1%.

(1) The address of each of Bentley J. Blum, Paul E. Hannesson, Michael D. Fullwood, Kenneth L. Adelman, Herbert A. Cohen and David L. Mitchell is 150 East 58th Street, Suite 3400, New York, New York 10155. The address of Credit Agricole Deux Sevres is 4 Boulevard Louis Tardy, 79000 Niort, France. Bentley J. Blum and Paul E. Hannesson are brothers-in-law.

(2) As used herein, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Exchange Act as consisting of sole or shared voting power (including the power to vote or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, including a right to acquire such power(s) during the next 60 days. Unless otherwise noted, beneficial ownership consists of sole ownership, voting and investment rights.

(3) Represents Mr. Blum's beneficial ownership of 28,479,737 shares and his spouse's ownership of 2,000,000 shares of Common Stock of the Company, representing together 49.4% of the outstanding shares of Company Common Stock. Does not include 450,400 shares of Common Stock owned by Simone Blum, the mother of Mr. Blum, and 385,000 shares of Common Stock owned by Samuel Blum, the father of Mr. Blum. Mr. Blum disclaims any beneficial interest in the shares of Common Stock owned by his spouse, mother and father.

(4) Consists of an aggregate of: (i) 2,650,000 shares of Company Common Stock owned by Suzanne Hannesson, the spouse of Mr. Hannesson; (ii) 2,650,000 shares of Company Common Stock owned by the Hannesson Family Trust (Suzanne Hannesson and John D. Hannesson, trustees) for the benefit of Mr. Hannesson's spouse; and (iii) currently exercisable options to purchase 500,000 and 1,950,000 shares of Company Common Stock at $0.53 per share and $0.84 per share, respectively, representing collectively 12.1% of the outstanding shares of Company Common Stock. Does not include 1,000,000 shares of Company Common Stock owned by each of Jon Paul and Krista Hannesson, the adult children of Mr. Hannesson, and additional stock options to purchase 1,500,000 shares of Company Common Stock at $0.84 per share, which vest and become exercisable ratably on November 18 of each of 1998 through 2000. Mr. Hannesson disclaims any beneficial interest in the shares of Company Common Stock owned by or for the benefit of his spouse and children.

(5) Consists of: (i) the number of shares of Company Common Stock which could be acquired at any time upon the conversion into Common Stock of $4,000,000 principal amount of outstanding convertible bonds (4,000,000 shares of Common Stock) and 500,000 shares of Series AA Preferred Stock (500,000 shares of Common Stock); and (ii) the number of share of Company Common Stock which could be acquired at any time upon the exercise of outstanding warrants to acquire 1,500,000 shares of Company Common Stock at $0.10 per share.

(6) Represents shares of Company Common Stock underlying currently exercisable stock options granted to Mr. Fullwood by the Company under the Company's 1997 Stock Option Plan (the "Plan") .

(7) Consists of: (i) 105,000 shares of Company Common Stock underlying currently exercisable stock options granted to Dr. Adelman by the Company under the Plan in his capacity as a director of the Company; and (ii) 280,000 shares of Company Common Stock underlying currently exercisable stock options granted to Dr. Adelman by the Company in his capacity as an executive officer of Applied.

(8) Represents 105,000 shares of Company Common Stock underlying currently exercisable stock options granted to each of Messrs. Mitchell and Cohen by the Company.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     At this year's Annual Meeting, five directors will be elected to hold office for a term expiring at the Annual Meeting of Stockholders to be held in 1999, and until their respective successors are duly elected and have qualified. The Executive Committee of the Board of Directors has nominated the individuals listed below as directors to be elected at the Annual Meeting, each of whom is presently serving as a director of the Company. Each director shall be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. The persons named in the enclosed proxy card intend to vote the shares represented by valid proxies for the election of the persons listed below as directors of the Company, unless the vote for such persons is expressly withheld.

     The Board of Directors has no reason to believe that any nominee will refuse or be unable to accept election; however, in the event that a nominee for director is unable to accept election or if any other unforeseen contingencies should arise, it is intended that proxies will be voted for the remaining nominees and for such other person or persons as may be designated by the Board of Directors, unless the proxies instruct otherwise.

     The following information, including principal occupation or employment for the past five or more years, is furnished with respect to the following nominees for directors:

Paul E. Hannesson--Age 57
Director since February 1993

     Mr. Hannesson has been a director of the Company since February 1993 and was appointed its Chairman of the Board and Chief Executive Officer in November 1996. Mr. Hannesson also served as President of the Company from February 1993 to July 1996 and was re-appointed President in May 1997. Mr. Hannesson has also served as a director of Commodore Applied Technologies, Inc. ("Applied") since March 1996 and was appointed its Chairman of the Board in November 1996. Mr. Hannesson also served as Chief Executive Officer of Applied from March to October 1996 and as President from March to September 1996, and was re-appointed Chief Executive Officer in November 1996 and President in May 1997. Mr. Hannesson also currently serves as the Chairman of the Board and Chief Executive Officer of Commodore Separation Technologies, Inc. ("Separation"), Commodore Solution Technologies, Inc., a wholly-owned subsidiary of Applied ("Solution") and Commodore CFC Technologies, Inc., a wholly-owned subsidiary of Applied ("CFC Technologies"). Mr. Hannesson was a private investor and business consultant from 1990 to 1993, and was also an officer and director of Specialty Retail Services, Inc. from 1989 to August 1991. He served as Chairman of the Board of Lanxide Corporation, a research and development company developing metal and ceramic materials ("Lanxide"), from 1983 to February 1998. Mr. Hannesson is the brother-in-law of Bentley J. Blum, a director and principal stockholder of the Company.

Kenneth L. Adelman, Ph.D.--Age 49
Director since July 1996

     Dr. Adelman joined the Board of Directors of the Company and Applied in July 1996 and was appointed Executive Vice President--Marketing and International Development of Applied in May 1997. Dr. Adelman was appointed President and Chief Operating Officer of Solution in November 1997. Dr. Adelman also joined the Board of Directors of Separation in April 1997. Since 1987, Dr. Adelman has been an independent consultant on international issues to various corporations, including Lockheed Martin Marietta Corporation and Loral Corporation. Previously, Dr. Adelman held positions of responsibility in arms control during most of the Reagan Administration. From 1983 to the end of 1987, he was Director of the United States Arms Control and Disarmament Agency. Dr. Adelman was a Professor at Georgetown University and writer for Washingtonian Magazine from 1987 to 1991. Dr. Adelman accompanied President Ronald Reagan on summits with Mikhail Gorbachev, and negotiated with Soviet diplomats on nuclear and chemical weapons control issues, from 1985 to 1987. He also headed the United States team on annual arms control discussions with top-level officials of the People's Republic of China from 1983 through 1986. From 1981 to 1983, he served as Deputy United States Representative to the United Nations with the rank of Ambassador Extraordinary and Plenipotentiary. Dr. Adelman holds M.A. and Ph.D. degrees from Georgetown University.

Bentley J. Blum--Age 56
Director since 1984

     Mr. Blum has served as a director of the Company since 1984 and served as the Chairman of the Board from 1984 to November 1996. Mr. Blum has served as a director of Applied since March 1996 and served as its Chairman of the Board from March to November 1996. Mr. Blum also currently serves as a director of Separation, Solution and CFC Technologies. For more than 15 years, Mr. Blum has been actively engaged in real estate acquisitions and currently is the sole stockholder and director of a number of corporations which hold real estate interests, oil drilling interests and other corporate interests. Mr. Blum is a director of Lanxide; Federal Resources Corporation, a company formerly engaged in manufacturing, retail distribution and natural resources development; Specialty Retail Services, Inc., a former distributor of professional beauty products; and North Valley Development Corp., an inactive real estate development company. Mr. Blum is a principal stockholder of the Company and is the brother-in-law of Paul E. Hannesson, the Chairman of the Board, President and Chief Executive Officer of the Company.

Herbert A. Cohen--Age 64
Director since July 1996

     Mr. Cohen has served as a director of the Company and Applied since July 1996 and joined the Board of Directors of Separation in March 1998. Mr. Cohen has been a practicing negotiator for the past three decades acting in an advisory capacity in hostage negotiations and crisis management. He has been an advisor to Presidents Carter and Reagan in the Iranian hostage crisis, the government's response to the skyjacking of TWA Flight 847 and the seizure of Achille Lauro. Mr. Cohen's clients have included large corporations and government agencies such as the Department of State, the Federal Bureau of Investigation, the Conference of Mayors, the Bureau of Land Management, Lands and Natural Resources Division in conjunction with the EPA, and the United
States Department of Justice. In addition, Mr. Cohen was an advisor and consultant to the Strategic Arms Reduction Talks negotiating team. Mr. Cohen holds a law degree from New York University School of Law, and has lectured at numerous academic institutions.

David L. Mitchell--Age 76
Director since July 1996

     Mr. Mitchell has served as a director of the Company and Applied since July 1996 and as a director of Separation since April 1997. Mr. Mitchell has also served as a consultant to Applied since July 1997. For the past thirteen years, Mr. Mitchell has been President and co-founder of Mitchell & Associates, Inc., a banking firm providing financial advisory services in connection with corporate mergers, acquisitions and diversities. Prior to forming Mitchell & Associates in 1982, Mr. Mitchell was a Managing Director of Shearson/American Express Inc. from 1979 to 1982, a Managing Director of First Boston Corporation from 1976 to 1978, and a Managing Director of the investment banking firm of S.G. Warburg & Company from 1965 to 1976. Mr. Mitchell holds a bachelor's degree from Yale University.

     Messrs. Hannesson and Blum are brothers-in-law. No family relationship exists among any other directors or executive officers of the Company. No arrangement or understanding exists between any director and any other person pursuant to which any director was selected as a director of the Company.

               THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
       VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTORS LISTED ABOVE.

                           INFORMATION REGARDING BOARD
                       MEETINGS, COMMITTEES AND MANAGEMENT

     The Board of Directors held ten meetings and took certain actions by written consent during the year ended December 31, 1997. Each incumbent director attended, either in person or by telephone, at least 75 percent of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he has been a director) and (ii) the total number of meetings held by all committees of the Board on which he served (during the periods that he served).

Committees of the Board

     Audit Committee. The Board of Directors has a standing Audit Committee that is presently composed of Herbert A. Cohen (Chairman) and David L. Mitchell, each of whom is not an employee of the Company. The Audit Committee held two meetings during 1997. The responsibilities of the Audit Committee include recommending to the Board of Directors the firm of independent accountants to be retained by the Company, reviewing with the Company's independent accountants the scope and results of their audits, reviewing with the independent accountants and management the Company's accounting and reporting principles, policies and practices, as well as the Company's accounting, financial and operating controls and staff, supervising the Company's policies relating to business conduct and dealing with conflicts of interest relating to officers and directors of the Company.

     Compensation, Stock Option and Benefits Committee. The Board of Directors also has a standing Compensation, Stock Option and Benefits Committee (the "Compensation Committee") that is presently composed of David L. Mitchell (Chairman) and Herbert A. Cohen, each of whom is not an employee of the Company. The Compensation Committee held three meetings during 1997. The responsibilities of the Compensation Committee include establishing and reviewing employee and consultant/advisor compensation, bonuses and incentive compensation awards, administering and interpreting the Plan, and determining the recipients, amounts and other terms (subject to the requirements of the Plan) of options which may be granted under the Plan from time to time and providing guidance to management in connection with establishing additional benefit plans.

     Executive and Finance Committee. The Board of Directors, during 1997, created an Executive and Finance Committee that is presently composed of Paul E. Hannesson, Bentley J. Blum and David L. Mitchell. Mr. Hannesson is the Chairman of the Board, President and Chief Executive Officer of the Company. Messrs. Blum and Mitchell are not employees of the Company. The Executive and Finance Committee held one meeting during 1997. The Executive and Finance Committee has the authority and responsibility of the full Board of Directors to supervise and oversee the financial practices and policies of the Company, to oversee the adoption of significant accounting policies, and to manage the Company between meetings of the Board of Directors, subject to certain limitations. The Executive and Finance Committee also has the authority and responsibility for making recommendations to the Board of Directors regarding nominees to serve as directors of the Company. The Executive and Finance Committee will consider nominees for directors recommended by stockholders.

     Nominating Committee. The Board of Directors does not have a standing nominating committee. The functions of a nominating committee are performed by the Executive and Finance Committee of the Board of Directors.

Compensation of Directors

     Non-management directors of the Company receive director's fees of $500 per meeting for attendance at Board of Directors meetings, and are reimbursed for actual expenses incurred in respect of such attendance. The Company does not separately compensate employees for serving as directors.

Management

     The names and ages of the executive officers of the Company, and their positions with the Company, are as follows:

Name                         Age     Position
----                         ---     --------
Paul E. Hannesson            57      Chairman of the Board, President and
                                     Chief Executive Officer

Michael D. Fullwood          51      Senior Vice President, Chief Financial and
                                     Administrative Officer, Secretary and
                                     General Counsel
-------------------------

     See "Proposal 1--Election of Directors" above for certain biographical information concerning Paul E. Hannesson.

     Michael D. Fullwood was appointed Senior Vice President, Chief Financial and Administrative Officer, Secretary and General Counsel of the Company, Applied, Solution, Separation and CFC Technologies in May 1997. Mr. Fullwood served as a director and the Senior Vice President, Chief Financial and Administrative Officer and General Counsel of Lanxide from July 1997 to February 1998. From 1987 to August 1996, Mr. Fullwood held numerous positions ranging from Senior Attorney to Executive Vice President and Chief Financial Officer of Witco Corporation, a worldwide specialty chemicals company. From 1983 to 1987, Mr. Fullwood served as Senior Attorney at Scallop Corporation (Royal Dutch/Shell Group), where he specialized in corporate matters, mass tort litigation and international law. Mr. Fullwood also previously served as Senior Attorney of Caltex Petroleum and Arabian American Oil Company, handling corporate, contractual and transnational matters. Mr. Fullwood holds a law degree from Harvard Law School.

     The Company's officers are elected by, and serve at the pleasure of, the Board of Directors, subject to the terms of any employment agreements. Messrs. Hannesson and Blum are brothers-in-law. No family relationship exists among any other directors or executive officers of the Company. No arrangement or understanding exists between any executive officer and any other person pursuant to which any executive officer was selected as an executive officer of the Company.

Compliance with Section 16(a) of the Exchange Act

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of the outstanding shares of the Company's Common Stock, to file initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of Common Stock with the Securities and Exchange Commission (the "Commission") and each securities exchange on which the Company's Common Stock is traded. Such persons are required by Commission regulations to furnish the Company with copies of all
Section 16(a) forms they file.

     Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during the year ended December 31, 1997, and upon a review of Forms 5 and amendments thereto furnished to the Company with respect to the year ended December 31, 1997, or upon written representations received by the Company from certain reporting persons that no Forms 5 were required for those persons, the Company believes that no director, executive officer or holder of more than 10% of the outstanding shares of Common Stock failed to file on a timely basis the reports required by Section 16(a) of the Exchange Act during, or with respect to, the year ended December 31, 1997, except the following: (i) Edwin L. Harper, Ph.D., a former director of the Company, who inadvertently failed to timely file a Form 5 with respect to a grant of stock options by the Company to Dr. Harper in May 1997 (such transaction was reported on a Form 5 filed late with the Commission on February 18, 1998); and (ii) Kenneth L. Adelman, Ph.D., a director of the Company, who inadvertently failed to timely file a Form 5 with respect to a grant of stock options by the Company to Dr. Adelman in May 1997 (such transaction was reported on a Form 5 filed late with the Commission on February 18, 1998).

                   EXECUTIVE COMPENSATION AND RELATED MATTERS

Summary Compensation

     The following table sets forth the amount of all compensation paid by the Company and/or its affiliates and allocated to the Company's operations for services rendered during each of 1997, 1996, and 1995 to the person serving as the Company's current Chief Executive Officer, to each of the Company's most highly compensated executive officers other than the Chief Executive Offer whose total salary and bonus compensation exceeded $100,000 during any such year, and to one additional individual who served as an executive officer of the Company during 1997, but not at December 31, 1997.

                           Summary Compensation Table

                                      Annual Compensation                             Long-Term Compensation
                         ----------------------------------------------      -------------------------------------
                                                                  Other                    Securities
                                                                 Annual      Restricted      Under-                   All Other
                                                                 Compen-        Stock        lying         LTIP        Compen-
Name and Principal                     Salary       Bonus        sation       Award(s)      Options       Payouts      sation
   Position              Year           ($)         ($)           ($)           ($)          (#)           ($)          ($)
------------------       ----         --------    --------      -------      ----------    -----------   --------     ---------
Paul E. Hannesson        1997         15,302(1)   3,874(2)       930(3)          -0-      3,450,000(4)      -0-          -0-
Chief Executive Officer  1996         44,791(1)  150,000(2)        -0-           -0-       500,000(4)       -0-          -0-
                         1995            -0-         -0-           -0-           -0-           -0-          -0-          -0-

Michael D. Fullwood      1997         7,775(5)    4,358(6)         -0-           -0-         500,000        -0-          -0-
Senior Vice President    1996           -0-         -0-            -0-           -0-           -0-          -0-          -0-
                         1995           -0-         -0-            -0-           -0-           -0-          -0-          -0-

Edwin L. Harper(7)       1997         15,730(8)   6,479(9)         -0-           -0-        750,000(10)     -0-          -0-
Former Vice Chairman,    1996           14,583     100,000         -0-           -0-         560,000        -0-          -0-
President and Chief      1995             -0-        -0-           -0-           -0-           -0-          -0-          -0-
Operating Officer

--------------------------------

(1) Represents the amount of Mr. Hannesson's base salary paid by the Company. Mr. Hannesson's total base salary for 1996 and 1997 was $310,627 and $395,000, respectively. Certain portions of such base salaries were also paid by Applied and Separation. See "Certain Relationships and Related Transactions--Services Agreement."

(2) Represents the amount of Mr. Hannesson's annual incentive bonus paid by the Company. Mr. Hannesson's total annual incentive bonus for 1996 and 1997 was $200,000 and $100,000, respectively. Certain portions of such annual incentive bonuses were also paid by Applied and Separation.

(3) Represents the amount of Mr. Hannesson's automobile allowance paid by the Company. Mr. Hannesson's total automobile allowance for 1997 was $24,000, certain portions of which were also paid by Applied and Separation.

(4) In November 1996, Mr. Hannesson was granted options to purchase 3,450,000 shares of Company Common Stock, which options were rescinded and re-issued in June 1997.

(5) Represents the amount of Mr. Fullwood's base salary paid by the Company. Mr. Fullwood's total base salary for 1997 was $133,805. Certain portions of such base salary were also paid by Applied and Separation.

(6) Represents the amount of Mr. Fullwood's annual incentive bonus paid by the Company. Mr. Fullwood's total annual incentive bonus for 1997 was $75,000. Certain portions of such annual incentive bonus were also paid by Applied and Separation.

(7) Dr. Harper served as a director of the Company and Applied from November 1996 to March 1998, as the President and Chief Operating Officer of both the Company and Applied from November 1996 to April 1997, and as Vice Chairman of the Company and Applied from April to December 1997. Dr. Harper also served as Chairman of the Board and Chief Executive Officer of Separation, Solution and CFC Technologies from January to April 1997, and as a private consultant to the Company and certain of its affiliates from May to December 1997.

(8) Represents the amount of Dr. Harper's base salary paid by the Company. Dr. Harper's total base salary for 1997 was $354,076. Of such base salary, $257,512 was paid to Dr. Harper in his capacity as a consultant to the Company and its affiliates. Certain portions of such base salary were also paid by Applied and Separation.

(9) Represents the amount of Dr. Harper's annual incentive bonus paid by the Company. Dr. Harper's total annual incentive bonus for 1997 was $145,833. Of such annual incentive bonus, $106,064 was paid to Dr. Harper in his capacity as a consultant to the Company and its affiliates. Certain portions of such annual incentive bonus were also paid by Applied and Separation.

(10) Represents shares of the Company's Common Stock underlying stock options granted to Dr. Harper by the Company in his capacity as a consultant to the Company and its affiliates.

Stock Options

     The following table sets forth certain information concerning options granted during the year ended December 31, 1997 to the individuals listed in the Summary Compensation Table pursuant to the Plan and otherwise. The Company has no outstanding stock appreciation rights and granted no stock appreciation rights during the year ended December 31, 1997.

                        Option Grants in Last Fiscal Year

                                                         Individual Grants
                                -----------------------------------------------------------------
                                                      Percent of                                      Potential Realizable Value at
                                  Number of             Total                                            Assumed Annual Rates of
                                 Securities            Options                                        Stock Price Appreciation for
                                 Underlying            Granted          Exercise of                            Option Term
                                  Options           To Employees       Base Price      Expiration    -------------------------------
            Name                 Granted (#)      In Fiscal Year(4)       ($/Sh)          Date          5% ($)             10% ($)
            ----                 -----------      -----------------       ------          ----       -----------         -----------
Paul E. Hannesson                3,450,000(1)            56.1%              0.84         11/30/06        414,000         2,139,000

Michael D. Fullwood               500,000(2)              8.1%              0.84         05/31/07         85,000          385,000

Edwin L. Harper                   750,000(3)             12.2%              0.29         05/31/07        540,000          990,000

-------------------------

(1) Options were originally granted to Mr. Hannesson in November 1996 and are exercisable at the rate of 20% in each of calendar year 1996 through 2000, inclusive, beginning in November 1996 and, unless exercised, expire on November 30, 2006 (subject to prior termination in accordance with the applicable stock option agreements). Upon announcement of a Change in Control (pursuant to and as defined in the Plan), such options will become immediately exercisable. Upon consummation of a Change in Control, all unexercised options will terminate. Such options were rescinded and re-issued to Mr. Hannesson in June 1997.

(2) Options were granted to Mr. Fullwood in May 1997 pursuant to the Plan and are exercisable at the rate of 20% in each of calendar year 1997 through 2001, inclusive, beginning in May 1997 and, unless exercised, expire on May 31, 2007 (subject to prior termination in accordance with the applicable stock option agreements). Upon announcement of a Change in Control (pursuant to and as defined in the Plan), such options will become immediately exercisable. Upon consummation of a Change in Control, all unexercised options will terminate.

(3) Options were granted to Dr. Harper in May 1997 in his capacity as a consultant to the Company and its affiliates. Such options were not granted pursuant to the Plan, and all of such options vested immediately upon grant in May 1997.

(4) Percentages based on 6,155,000 stock options granted during the year ended December 31, 1997.

     The following table sets forth certain information concerning the exercise of options and the value of unexercised options held under the Plan and otherwise at December 31, 1997 by the individuals listed in the Summary Compensation Table.

                Aggregated Option Exercises In Last Fiscal Year
                        and Fiscal Year-End Option Values

                                                                                   Number Of                     Value Of
                                                                                  Securities                   Unexercised
                                                                                  Underlying                   In-The-Money
                                                                                  Unexercised                    Options
                                                                                    Options                  At Fiscal Year-
                                   Shares                Value               At Fiscal Year-End(#)                End($)
           Name                  Acquired On           Realized                  Exercisable/                  Exercisable/
                                Exercise (#)            ($)(1)                   Unexercisable               Unexercisable(2)
                                ------------            ------                   -------------               ----------------
Paul E. Hannesson                     -0-                  -0-                  2,450,000/1,500,000            45,000/-0-

Michael D. Fullwood                   -0-                  -0-                    100,000/400,000                -0-/-0-

Edwin L. Harper                       -0-                  -0-                     1,310,000/-0-               247,500/-0-

------------

(1) Represents the difference between the exercise price and the closing price on the date of exercise, multiplied by the number of shares acquired.

(2) Represents the difference between the last reported sale price of the Common Stock on December 31, 1997, and the exercise price of the option multiplied by the applicable number of options exercised.


Employment Agreements

     Paul E. Hannesson, the Company's Chairman of the Board, President and Chief Executive Officer, entered into an employment agreement with the Company on November 18, 1996 for a term expiring on December 31, 1999. Pursuant to such employment agreement, Mr. Hannesson agreed to devote his business and professional time and efforts to the business of the Company as a senior executive officer, and to serve in senior executive positions with one or more of the Company's subsidiaries at the time, including Applied and Separation. The employment agreement provides that Mr. Hannesson shall receive, among other things, a base salary at an annual rate of $395,000 through December 31, 1997, and will receive not less than $434,500 through December 31, 1998 and not less than $477,950 through December 31, 1999, for services rendered to the Company and certain of its affiliates, including Applied and Separation. Pursuant to the employment agreement, Mr. Hannesson received, among other things: (i) a signing bonus of (a) $150,000 cash and (b) options to purchase 950,000 shares of Common Stock of the Company, which options vested on the date of his employment agreement; and (ii) options to purchase an aggregate of 2,500,000 shares of Company Common Stock, exercisable in installments over a period of five years commencing on the date of his employment agreement. Mr. Hannesson also received options to purchase common stock of Applied and Separation in the amount of 1.0% of each company's total outstanding shares of common stock on the date of grant, and is eligible to receive incentive compensation of up to $225,000 per year for achieving certain goals.

     Michael D. Fullwood, the Company's Senior Vice President, Chief Financial and Administrative Officer, Secretary and General Counsel, entered into an employment agreement with the Company on May 7, 1997 for an initial term expiring on April 30, 1999. Pursuant to such employment agreement, Mr. Fullwood agreed to devote his business and professional time and efforts to the business of the Company as its Senior Vice President, Chief Financial and Administrative Officer, Secretary and General Counsel, and to serve as a senior executive officer of certain of the Company's subsidiaries at the time, including Applied and Separation. The employment agreement provides that Mr. Fullwood shall receive, among other things, a base salary at an annual rate of $225,000 for services rendered to the Company and certain of its affiliates, including Applied and Separation, which base salary shall be increased by not less than 5% per year during the term of his agreement. Pursuant to the employment agreement, Mr. Fullwood received options to purchase an aggregate of 500,000 shares of Company Common Stock, exercisable in installments over a period of five years commencing on the date of his employment agreement. Mr. Fullwood also received options to purchase 125,000 shares of Applied common stock, par value $0.001 per share, and 67,500 shares of Separation common stock, exercisable in installments over a period of five years commencing on the date of his employment agreement. Mr. Fullwood is also eligible to receive incentive compensation of up to $75,000 per year for achieving certain goals, which incentive compensation shall be increased by 5% per year during the term of his agreement.

     Each of the foregoing employment agreements require the full-time services of the employees, subject to permitted service with professional-related service organizations and other outside activities that do not materially interfere with the individual's duties to the Company. The agreements also contain covenants
(a) restricting the employee from engaging in any activities competitive with the business of the Company during the term of such employment agreements and one year thereafter, (b) prohibiting the employee from disclosure of confidential information regarding the Company, and (c) confirming that all intellectual property developed by the employee and relating to the business of the Company constitutes the sole property of the Company. See "Certain Relationships and Related Transactions--Services Agreement."

Compensation Committee Interlocks and Insider Participation

     The individuals who served as members of the Compensation Committee during the year ended December 31, 1997 were David L. Mitchell (Chairman), Herbert A Cohen, and Edwin L. Harper, Ph.D. Dr. Harper was appointed to the Compensation Committee on December 16, 1997. Messrs. Mitchell, Cohen and Harper also constituted the Compensation, Stock Option and Benefits Committee of Applied, and Messrs. Mitchell and Harper also constituted two-thirds of the Compensation, Stock Option and Benefits Committee of Separation at December 31, 1997. Dr. Harper served as the President and Chief Operating Officer of the Company and Applied from November 1996 to April 1997, as Vice Chairman of the Company and Applied from April to December 1997, and as the Chairman of the Board and Chief Executive Officer of Solution, Separation and CFC Technologies from January to April 1997. Dr. Harper also served as a consultant to the Company and its affiliates from May to December 1997. Dr. Harper resigned as an executive officer of, and as a consultant to, the Company and each of its subsidiaries and affiliates effective upon his appointment to the Compensation Committee on December 16, 1997, and resigned as a director of the Company and each of its affiliates on March 13, 1998. Mr. Mitchell has served as a consultant to Applied since July 15, 1997 and receives compensation in the amount of $10,000 per month for services rendered to Applied in such capacity.

Report of the Compensation Committee on Executive Compensation

     The Compensation Committee was established in July 1996 and is responsible for, among other things, establishing the compensation policies applicable to executive officers of the Company. The Compensation Committee was composed of David L. Mitchell (Chairman), Herbert A. Cohen and Edwin L. Harper, Ph.D. at December 31, 1997, all of whom were non-employee directors of the Company. Messrs. Mitchell, Cohen and Harper also constituted the Compensation, Stock Option and Benefits Committee of Applied, and Messrs. Mitchell and Harper also constituted two-thirds of the Compensation, Stock Option and Benefits Committee of Separation at December 31, 1997. Decisions on compensation of the executives officers of Applied and Separation were made by such individuals in their capacities as members of the Compensation, Stock Option and Benefits Committees of such companies. All decisions of the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by, and are subject to the final approval of, the full Board of Directors of the Company. Set forth below is a report prepared by Messrs. Mitchell, Cohen and Harper, in their capacities as members of the Compensation Committee at December 31, 1997, addressing the Company's compensation policies for 1997 as they affected the Company's executive officers.

     Overview and Philosophy

     The Company's executive compensation program is designed to be linked to corporate performance and returns to stockholders. Of particular importance to the Company is its ability to grow and enhance its competitiveness for the rest of the decade and beyond. Shorter-term performance, although scrutinized by the Compensation Committee, stands behind the issue of furthering the Company's strategic goals. To this end, the Company has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to the Company's success in meeting specified performance goals.

     The objectives of the Company's executive compensation program are to:

     o    attract, motivate and retain the highest quality executives;

     o motivate them to achieve tactical and strategic objectives in a manner consistent with the Company's corporate values; and

     o    link executive and stockholder interest through equity-based plans and
          provide   a   compensation   package   that   recognizes    individual
          contributions as well as overall business results.

     To achieve these objectives, the Company's executive compensation program is designed to:

     o focus participants on high priority goals to increase stockholder value;

     o encourage behavior that exemplifies the Company's values relating to customers, quality of performance, employees, integrity, teamwork and good citizenship;

     o assess performance based on results and pre-set goals that link the business activities of each individual to the goals of the Company; and

     o increase stock ownership to promote a proprietary interest in the success of the Company.

     Executive Officer Compensation

     Each year the Compensation Committee conducts a full review of the Company's executive compensation program. This review includes a comprehensive evaluation of the competitiveness of the Company's compensation program and a comparison of the Company's executive compensation to certain other public companies which, in the view of the Compensation Committee, represent the Company's most direct competitors for executive talent. It is the Compensation Committee's policy to target overall compensation for executive officers of the Company taking into account the levels of compensation paid for such positions by such other public companies. A variety of other factors, however, including position and time in position, experience, and both Company performance and individual performance, will have an impact on individual compensation amounts.

     The key elements of the Company's executive compensation program in 1997 consisted of base salary, annual incentive compensation and long-term incentive compensation in the form of stock options. The Compensation Committee's policies with respect to each of these elements, including the basis for the compensation awarded to the Company's Chief Executive Officer, are discussed below.

     Base Salaries. Base salaries for executive officers are established by evaluating, on an annual basis, the performance of such individuals (which evaluation involves management's consideration of such factors as responsibilities of the positions held, contribution toward achievement of the Company's strategic plans, attainment of specific individual objectives and interpersonal managerial skills), and by reference to the marketplace for executive talent, including a comparison to base salaries for comparable positions at other similar public companies.

     In 1997, total compensation was paid to executives primarily based upon the terms of their employment agreements with the Company, if any, and upon individual performance and the extent to which the business plans for their areas of responsibility were achieved or exceeded. On balance, performance goals were substantially met or exceeded and therefore compensation was paid accordingly.

     Mr. Hannesson, the Chairman of the Board, President and Chief Executive Officer of the Company and Applied, and the Chairman of the Board and Chief Executive Officer of Solution, Separation and CFC Technologies, receives annual compensation based upon, among other things, the terms of his employment agreement with the Company. Pursuant to the terms of his employment agreement, Mr. Hannesson is entitled to receive a base salary at an annual rate of not less than $395,000 through December 31, 1997, not less than $434,500 through December 31, 1998 and not less than $477,950 through December 31, 1999 for services rendered to the Company and certain of its affiliates, including Applied and Separation.

     The amount actually received by Mr. Hannesson each year as base salary for services rendered to the Company and its affiliates is established by the members of the Compensation Committee who, as set forth above, also constituted the Compensation, Stock Option and Benefits Committee of Applied at December 31, 1997. In establishing Mr. Hannesson's base salary for 1997, the Compensation Committee took into account the salaries of chief executive officers at other similar public companies, future objectives and challenges, and Mr. Hannesson's individual performance, contributions and leadership. The Compensation Committee reviewed in detail Mr. Hannesson's achievement of his 1996 goals and his individual contributions to the Company and its affiliates. The Compensation Committee concluded that he had achieved his 1996 goals and had provided a leadership role in achieving the Company's and its affiliates' strategic priorities for 1996. The Compensation Committee also considered Mr. Hannesson's decisive management of operational and strategic issues, his drive to reinforce a culture of innovation and his ability and dedication to enhance the long-term value of the Company and its affiliates for their respective stockholders. In making its salary decisions with respect to Mr. Hannesson, the Compensation Committee exercised its discretion and judgement based on the above factors, and no specific formula was applied to determine the weight of each factor.

     Mr. Hannesson's base salary increased from $310,627 for 1996 to $395,000 for 1997, representing an increase of approximately 27%. Certain portions of such base salary were paid by the Company, Applied and Separation based upon the amount of time and effort devoted by Mr. Hannesson to the respective businesses of such companies. Consequently, the Company, Applied and Separation paid $15,302, $250,256 and $129,442, respectively, of such salary.

     Annual Incentive Bonus. Annual incentive bonuses for executive officers are intended to reflect the Compensation Committee's belief that a significant portion of the annual compensation of each executive officer should be contingent upon the performance of the Company.

     For 1997, annual incentive bonuses were paid to the individuals named in the Summary Compensation Table and certain other officers and employees of the Company in part based upon recommendations of senior executive officers of the Company as to appropriate levels of incentive compensation. The Compensation Committee exercised its discretion to determine the final value of each 1997 incentive award, which values were then reviewed and approved by the full Board of Directors. The Compensation Committee assessed performance against goals and leadership performance, with each of these two categories weighted equally. The goal category included an evaluation of performance areas such as increase in stockholder value, operations development and employee satisfaction. The leadership category was evaluated based upon the Compensation Committee's judgment of leadership performance, including factors such as innovation, strategic vision, marketplace orientation, customer focus, collaboration and managing change.

     Pursuant to his employment agreement with the Company, Mr. Hannesson is eligible to receive incentive compensation of up to $225,000 per year for achieving certain of the performance goals set forth above. For 1997, Mr. Hannesson was awarded an incentive bonus of $100,000. Certain portions of such bonus were paid by the Company, Applied and Separation based upon the amount of time and effort devoted by Mr. Hannesson to the respective businesses of such companies. Consequently, the Company, Applied and Separation paid $3,874, $63,356 and $32,770, respectively, of such bonus.

     Stock Options. The Compensation Committee has the power to grant stock options under the Plan. With respect to executive officers, it has been the Compensation Committee's practice to grant, on an annual basis, stock options that vest at the rate of 20% upon grant and 20% in each calendar year thereafter for four years, and that are exercisable over a ten-year period at exercise prices per share set at the fair market value per share on the date of grant. Generally, the executives must be employed by the Company at the time the options vest in order to exercise the options and, upon announcement of a Change in Control (pursuant to and as defined in the Plan), such options become immediately exercisable. The Compensation Committee believes that stock option grants provide an incentive that focuses the executives' attention on managing the Company from the perspective of an owner with an equity stake in the business. The Company's stock options are tied to the future performance of the Company's stock and will provide value to the recipient only when the price of the Company's stock increases above the option grant price.

     A total of 6,155,000 stock options were granted in 1997, of which 3,450,000 were granted to Mr. Hannesson and 1,250,000 were granted (in the aggregate) to the two other individuals named in the Summary Compensation Table. The number of stock options granted in 1997 were determined by reference to the long-term compensation for comparable positions at other similar public companies and based upon an assessment of individual performance.

     Impact of Section 162(m) of the Internal Revenue Code

     The Compensation Committee's policy is to structure compensation awards for executive officers that will be consistent with the requirements of Section 162(m) of the U.S. Internal Revenue Code of 1986 (the "Code"). Section 162(m) limits the Company's tax deduction to $1.0 million per year for certain compensation paid in a given year to the Chief Executive Officer and the four highest compensated executives other than the Chief Executive Officer named in the Summary Compensation Table. According to the Code and corresponding regulations, compensation that is based on attainment of pre-established, objective performance goals and complies with certain other requirements will be excluded from the $1.0 million deduction limitation. The Company's policy is to structure compensation awards for covered executives that will be fully deductible where doing so will further the purposes of the Company's executive compensation program. However, the Compensation Committee also considers it important to retain flexibility to design compensation programs that recognize a full range of performance criteria important to the Company's success, even where compensation payable under such programs may not be fully deductible. The Company expects that all compensation payments in 1997 to the individuals listed in the Summary Compensation Table will be fully deductible by the Company.

     Conclusion

     The Compensation Committee believes that the quality of executive leadership significantly affects the long-term performance of the Company and that it is in the best interest of the stockholders to compensate fairly executive leadership for achievement meeting or exceeding the high standards set by the Compensation Committee, so long as there is a corresponding risk when performance falls short of such standards. A primary goal of the Compensation Committee is to relate compensation to corporate performance. Based on the Company's performance in 1997, the Compensation Committee believes that the Company's current executive compensation program meets such standards and has contributed, and will continue to contribute, to the Company's and its stockholders' long-term success.


                               COMPENSATION, STOCK OPTION AND BENEFITS COMMITTEE
                                                    David L. Mitchell (Chairman)
                                                                Herbert A. Cohen
                                                                 Edwin L. Harper

     The Report of the Compensation Committee on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Stockholder Return Performance Presentation

     The following line graph compares the value of $100 invested in the Company's Common Stock from December 31, 1992 to December 31, 1997, with a similar investment in the S & P SmallCap 600 Index and the Dow Jones Pollution Control/Waste Management Index.


 [THE FOLLOWING TABLE WAS REPRESENTED BY A LINE CHART IN THE PRINTED MATERIAL.]

                                                                        Cumulative Total Return
                                                       -------------------------------------------------------
                                                       12/92     12/93     12/94     12/95     12/96     12/97
                                                       -----     -----     -----     -----     -----     -----
COMODORE ENVIRONMENTAL SERVICES, INC.                   100       300       5310      3430     13750      6250
STANDARD & POOR'S SMALLCAP 600                          100       119        113       147       178       224
DOW JONES POLLUTION CONTROL/WASTE MANAGEMENT            100        74         76        86        92        99

Certain Relationships and Related Transactions

     Organization and Capitalization of Applied

     Since its acquisition of the capital stock of Commodore Laboratories, Inc. (formerly A.L. Sandpiper Corporation) in 1993, the Company has advanced an aggregate of $8,925,426 to Applied, which has been used to finance the development of SET, including salaries of personnel, equipment, facilities and patent prosecution. These cash advances by the Company were evidenced by successive unsecured 8% promissory notes of Applied's predecessors, and, at December 31, 1995, by the Company Funding Note. Kraft Capital Corporation ("Kraft"), a corporation wholly owned by Bentley J. Blum, a principal stockholder of the Company and a director of the Company, Applied, Separation, Solution and CFC Technologies, provided approximately $656,000 of such financing to the Company. The Company provided additional advances to Applied of $978,896 for the first fiscal quarter of 1996, which were repaid by Applied subsequent to its obtaining a line of credit from a commercial bank in April 1996.

     In March 1996, Applied was formed as a wholly-owned subsidiary of the Company. Prior to Applied's initial public offering (the "Applied IPO"), in exchange for the issuance of 15,000,000 shares of Applied common stock (representing 100% of the outstanding shares of Applied common stock at the time), the Company contributed to Applied (i) all of the assets and properties (including joint working proposals, quotations and bids in respect to projects and contracts awarded for feasibility studies), subject to all of the liabilities, of its operating divisions relating to SET and the exploitation of the SET technology and processes in all commercial and governmental applications; (ii) all of the outstanding shares of the capital stock of each of Commodore Laboratories, Inc., Commodore Remediation Technologies, Inc., Commodore Government Environmental Technologies, Inc., Commodore Technologies, Inc. and Sandpiper Properties, Inc. (except for a 9.95% minority interest in Commodore Laboratories, which at the time was held by Albert E. Abel); and (iii) a portion of the Company Funding Note in the amount of $3.0 million.

     In April 1996, Bentley J. Blum personally guaranteed a $2.0 million line of credit for Applied from a commercial bank. The initial borrowings under the line of credit, in the approximate amount of $1.0 million, were utilized to repay advances made by the Company to Applied in 1996, and the Company, in turn, utilized such funds to repay Kraft the funds provided by Kraft to the Company for purposes of the advances to Applied. Applied utilized $2.0 million of the net proceeds of the Applied IPO to repay the line of credit, and Mr. Blum's guarantee was released at such time.

     Upon completion of the Applied IPO in June 1996, the Company acquired from Albert E. Abel the remaining 9.95% of the outstanding shares of common stock of Commodore Laboratories, Inc. and contributed such shares to Applied for no additional consideration. To acquire the remaining shares of Commodore Laboratories, the Company paid Mr. Abel the sum of $750,000 in cash, and issued a ten-year, 8% promissory note to Mr. Abel in the principal amount of $2,250,000, payable as to interest only until the maturity of the note on the tenth anniversary of the date of issuance. Simultaneously, Applied settled all outstanding obligations for accrued compensation payable to Mr. Abel and for amounts receivable by Applied from Mr. Abel, and the net payment to Mr. Abel arising therefrom approximated $120,000. Applied paid such amount to Mr. Abel from the proceeds of the Applied IPO.

     In December 1996, as part of a corporate restructuring to consolidate all of its current environmental technology businesses within Applied, the Company transferred to Applied all of the capital stock of Separation and CFC Technologies. In addition, the Company assigned to Applied notes aggregating $976,200 at December 2, 1996, representing advances previously made by the Company to Separation. Such advances have been capitalized by Applied as its capital contribution to Separation. In consideration for such transfers, Applied paid the Company $3.0 million in cash and issued to the Company a warrant expiring December 2, 2003 to purchase 7,500,000 shares of Applied common stock at an exercise price of $15.00 per share, valued at $2.4 million. Such warrant was subsequently amended to, among other things, reduce the exercise price thereof from $15.00 per share to $10.00 per share. See "--February 1998 Intercompany Note."

     Services Agreement

     In September 1997, the Company, Applied, Separation, Advanced Sciences, and certain other affiliates of the Company (the "Affiliated Parties") entered into a services agreement, dated as of September 1, 1997 (the "Services Agreement"), whereby the Company and the Affiliated Parties agreed to cooperate in sharing, where appropriate, costs related to accounting services, financial management, human resources and personnel management and administration, information systems, executive management, sales and marketing, research and development, engineering, technical assistance, patenting, and other areas of service as are appropriately and necessarily required in the operations of the Company and the Affiliated Parties (collectively, the "Services"). Pursuant to the Services Agreement, services provided by professional employees of the Company and the Affiliated Parties to one another are charged on the basis of time actually worked as a percentage of salary (including cost of benefits) attributable to that professional. In addition, charges for rent, utilities, office services and other routine charges regularly incurred in the normal course of business are apportioned to the professionals working in the office on the basis of salary, and then charged to any party in respect of whom the professional devoted such time based upon time actually worked. Furthermore, charges from third parties, including, without limitation, consultants, attorneys and accountants, are levied against the party actually receiving the benefit of such services. Pursuant to the Services Agreement, Applied acts as the coordinator of billings and payments for Services on behalf of itself, the Company and the other Affiliated Parties.

     February 1998 Private Placement

     In February 1998, the Company sold (i) 1,381,692 shares of Applied common stock held in its account and (ii) three-year warrants to purchase an aggregate of 150,000 shares of Applied common stock held in its account at an exercise price equal to $6.00 per share, for an aggregate purchase price of $6.0 million (the "First Tranche Sale") in a private placement (the "February 1998 Private Placement") to certain "accredited investors" as defined in Rule 501 of the Securities Act of 1933, as amended (the "Securities Act"). After deduction of fees and transaction costs associated with the First Tranche Sale totaling approximately $550,000, the Company received aggregate net proceeds of approximately $5,450,000 from the First Tranche Sale. Immediately prior to the First Tranche Sale, the Company owned approximately 52% of the outstanding shares of Applied common stock. As of March 26, 1998, the Company owned approximately 43% of the outstanding shares of Applied common stock.

     Pursuant to the terms of the February 1998 Private Placement, the Company may be required to issue up to a maximum of 1,618,308 additional shares of Applied common stock to the investors, for no additional consideration, in the event that 90% of the average closing bid price of Applied common stock for a certain period of time is less than the $4.3425 per share purchase price of the Applied common stock sold in the First Tranche Sale. The Company will, for a certain period of time, have the right and option (but not the obligation) to require the investors to purchase (i) an aggregate amount of additional shares of Applied common stock equal to 4,000,000 divided by 90% of the average closing price per share of Applied common stock for the five trading days immediately prior to the closing date of such sale and (ii) warrants to purchase an aggregate of 100,000 shares of Applied common stock at an exercise price per share equal to the greater of $6.00 or 125% of the per share purchase price of the shares of Applied common stock sold pursuant to (i) above, for an aggregate purchase price of $4.0 million (the "Second Tranche Sale"). As in the case of the First Tranche Sale, the Company may be required to transfer additional shares of Applied common stock to the investors in connection with the Second Tranche Sale, for no additional consideration, in the event that 90% of the average closing bid price of Applied common stock for a certain period of time is less than the per share purchase price of the Applied common stock sold in the Second Tranche Sale.

     Pursuant to the terms of the February 1998 Private Placement, if during a certain period of time the Company sells, or Applied issues, any shares of Applied common stock ("First Future Shares") at a price per share that is less than the per share purchase price of the Applied common stock sold in the First Tranche Sale or the Company sells, or Applied issues, any shares of Applied common stock ("Second Future Shares") at a price per share that is less than the per share purchase price of the Applied common stock sold in the Second Tranche Sale, the Company will issue to the investors, for no additional consideration, a number of additional shares of Applied common stock equal to (a) with respect to First Future Shares, an amount equal to the difference between (i) 6,000,000 divided by the price at which the First Future Shares were sold or issued and
(ii) 1,381,692, and (b) with respect to Second Future Shares, an amount equal to the difference between (i) 4,000,000 divided by the price at which the Second Future Shares were sold or issued and (ii) the amount equal to the number of shares of Applied common stock sold in the Second Tranche Sale. Notwithstanding the foregoing, the terms "First Future Shares" and "Second Future Shares" do not include any shares of Applied common stock which may be issued in the future upon conversion or exercise of, or pursuant to the terms of any agreement entered into by the Company or Applied in respect of, securities of the Company and/or Applied which have been issued prior to February 9, 1998.

     Avalon Group, Inc. ("Avalon") was retained by the Company as a finder in connection with the February 1998 Private Placement and has, as of March 26, 1998, received fees of approximately $510,000 in connection therewith.

     Applied has agreed to file registration statements (the "Registration Statements") on Form S-3, or other applicable form of registration statement, under the Securities Act covering all of the shares of Applied common stock issued and to be issued to the investors in the February 1998 Private Placement and to keep such Registration Statements continuously effective under the Securities Act for a period of two years after their respective effective dates or such earlier date when all shares covered by the Registration Statements have been sold or may be sold without volume restrictions under the Securities Act (the "Effective Period").

     February 1998 Intercompany Note

     Upon receipt of the net proceeds from the February 1998 Private Placement, the Company provided a $5,450,000 unsecured loan to Applied, evidenced by Applied's 8% non-convertible note (the "Intercompany Note"). Pursuant to the terms of the Intercompany Note, interest on the unpaid principal balance of the Intercompany Note is payable at the rate of 8% per annum semiannually in cash. The unpaid principal amount of the Intercompany Note is due and payable, together with accrued and unpaid interest, on the earlier to occur of (a)
December 31, 1999, or (b) consummation of any public offering or private placement of securities of Applied with net proceeds aggregating in excess of $6.0 million, other than in respect of working capital financing or secured financing of assets received by Applied in the ordinary course of business from any bank or other lending institution, provided that if such funds are raised in a private placement during the period commencing on February 9, 1998 and ending on the last day of the Effective Period, then the Intercompany Note will not be payable unless a Registration Statement has been effective for 75 consecutive days and is effective on the date of such repayment. Applied will use the net proceeds of the loan solely for working capital and general corporate purposes and not for the satisfaction of any portion of Applied debt or to redeem any Applied equity or equity-equivalent securities. See "--February 1998 Private Placement."

     In connection with the loan, Applied amended and restated in its entirety a five-year warrant to purchase 7,500,000 shares of Applied common stock issued to the Company on December 2, 1996 to, among other things, reduce the exercise price of the warrant from $15.00 per share to $10.00 per share. In addition, Applied issued to the Company an additional five-year warrant to purchase 1,500,000 shares of Applied common stock at an exercise price of $10.00 per share.

     1997 Private Placement

     In May and August 1997, the Company sold an aggregate of 88,000 shares of its Series D Preferred Stock in a private placement (the "1997 Private Placement") to certain "accredited investors" as defined in Rule 501 of the Securities Act. After deduction of fees and transaction costs associated with the 1997 Private Placement totaling approximately $968,000, the Company received aggregate net proceeds of approximately $7.8 million from the 1997 Private Placement. The Series D Preferred Stock is convertible into shares of Applied common stock held by the Company, at a conversion price equal to 85% of the lower of (a) the average of the low prices, or (b) the average of the closing bid prices of Applied common stock for the previous five business days ending on the day prior to conversion (the "Average Closing Bid Price"). The conversion price of the Series D Preferred Stock will be equal to certain amounts set forth in the Certificate of Designation, Rights and Preferences for the Series D Preferred Stock if the Average Closing Bid Price of Applied common stock for any consecutive 30 days is equal to or less than $2.00, provided that in no event will the conversion price of the Series D Preferred Stock be less than $1.50.

     The purchasers of the Series D Preferred Stock also received five-year warrants to purchase an aggregate of 1,175,000 shares of Applied common stock held by the Company at exercise prices ranging from $5.15 per share to $7.14 per share. Such exercise prices are (in addition to customary anti-dilution adjustments) subject to reset on

August 18, 1998 to an exercise price equal to the lesser of (i) the exercise price in effect immediately prior to August 18, 1998, or (ii) 110% of the closing bid price of Applied common stock on August 17, 1998. In addition, if Applied common stock trades at less than 50% of the August 17, 1998 closing bid price for any 10 consecutive trading days, the exercise price is subject to further reset (on one occasion only) to 50% of such August 17, 1998 closing bid price.

     As of March 26, 1998, an aggregate of 3,794,669 shares of Applied common stock have been transferred from the Company's account to certain investors as a result of their conversion of shares of Series D Preferred Stock. Such shares of Applied common stock were transferred based upon conversion prices ranging from $1.50 per share to $3.98 per share. An aggregate of 52,113 shares of Applied common stock are transferable by the Company to certain investors as accrued dividends on certain of their converted shares of Series D Preferred Stock. Approximately 267,500 shares of Applied common stock will be transferable by the Company upon conversion of the remaining 5,000 shares of Series D Preferred Stock. Such number of shares of Applied common stock is an estimate that assumes a conversion price of $2.00 per share, which is subject to adjustment, and also includes an estimate of the number of shares of Applied common stock which may be transferred by the Company as accrued dividends for one year on the Series D Preferred Stock. The actual number of shares of Applied common stock to be received by the investors upon conversion of the remaining shares of Series D Preferred Stock could be materially less or more than such estimated amount depending upon factors which cannot be predicted at this time, including, among others, the actual conversion prices of the Series D Preferred Stock.

     Avalon was retained by the Company as a finder in connection with the 1997 Private Placement and received fees aggregating $792,000 in connection therewith. In addition, affiliates of Avalon received warrants to purchase an aggregate of 85,000 shares of Applied common stock held by the Company at exercise prices ranging from $5.15 per share to $7.14 per share.

     Applied has an effective registration statement on file with the Commission covering the shares of Applied common stock into which the shares of Series D Preferred Stock are convertible, as well as the 1,260,000 shares of Applied common stock transferable upon exercise of the warrants issued in the 1997 Private Placement.

     The above transactions were deemed exempt from the registration requirements of the Securities Act in reliance on Section 4(2) thereof as transactions by an issuer not involving any public offering. The recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate restrictive legends were affixed to the warrants and the certificates representing the shares issued in such transactions. The Company and Applied made available to all recipients of securities written information about the Company and Applied in accordance with Rule 502 of the Securities Act and advised such recipients of the limitations on resale of such securities. In addition, all recipients were offered the opportunity, prior to purchasing any securities, to ask questions of, and receive answers from, the Company and Applied concerning the terms and conditions of the transactions and to obtain additional relevant information about the Company and Applied.

     September 1997 Intercompany Convertible Note

     In September 1997, the Company provided a $4.0 million unsecured loan to Applied, evidenced by Applied's 8% convertible subordinated note (the "Convertible Note"). Pursuant to the terms of the Convertible Note, Applied is obligated to pay the Company interest only at the rate of 8% per annum, payable quarterly. Unless converted into Applied common stock at any time, the unpaid principal amount of the Convertible Note is due and payable, together with accrued and unpaid interest, on August 31, 2002. Payments of principal and accrued interest under the Convertible Note is subordinated to all other indebtedness for money borrowed of Applied. The Company has the right to convert the Convertible Note into shares of Applied common stock at a conversion price of $3.89 per share. Such conversion price was fixed at approximately 85% of the five day average closing bid price of Applied common stock ($4.575 per share) prior to August 22, 1997, the date that the executive committees of the respective Boards of Directors of the Company and Applied authorized such loan. In connection with the $4.0 million loan, Applied issued the Company a five-year warrant to purchase 1,000,000 shares of Applied common stock at an exercise price of $5.0325 per share (approximately 110% of the $4.575 five day average closing bid price of Applied common stock prior to August 22, 1997).

     In March 1998, Applied prepaid $2.0 million of the Convertible Note by (i) paying the Company the sum of $500,000 in cash and (ii) transferring to the Company a promissory note, dated August 30, 1996, in the principal amount of $1.5 million, which evidenced a $1.5 million loan from Applied to LPM, a wholly-owned subsidiary of Lanxide. To induce the Company to accept Applied's prepayment of $2.0 million of the Convertible Note (and thereby give up the right to convert $2.0 million of the Convertible Note into Applied common stock), Applied issued to the Company an additional warrant to purchase up to 514,000 shares of Applied common stock at an exercise price of $4.50 per share. Such exercise price was fixed at approximately 110% of the closing sale price of Applied common stock on February 20, 1998, the trading day immediately prior to the date the Board of Directors of the Company approved such prepayment. The estimated fair value of such warrant is approximately $340,000. See "--Transactions with Lanxide."

     Transactions With Lanxide

     In November 1996, the Company loaned $3.0 million to Lanxide Performance Materials, Inc. ("LPM"), a wholly-owned subsidiary of Lanxide. Lanxide is affiliated with the Company by significant common beneficial ownership. The loan was evidenced by a promissory note, dated November 13, 1996, in the principal amount of $3.0 million (the "LPM Note"), which was collateralized by the assets of LPM and guaranteed by Lanxide. The LPM Note became due on February 28, 1998.

     In July 1997, the Company obtained effective control of Lanxide pursuant to a voting agreement (the "Voting Agreement") among Lanxide, certain of its stockholders, Bentley J. Blum, a director and principal stockholder of the Company, Paul E. Hannesson, the Chairman of the Board, President and Chief
Executive Officer of the Company, and David L. Mitchell, Herbert A. Cohen and Kenneth L. Adelman, each of whom are directors of the Company (Messrs. Blum, Hannesson, Mitchell, Cohen and Adelman are collectively referred to as the "Proxy Holders"), which was executed in connection with the transactions contemplated by the Securities Purchase Agreement, dated July 3, 1997, between the Company and Lanxide (the "Securities Purchase Agreement"). Pursuant to the Voting Agreement, stockholders of Lanxide owning 50.1% of the outstanding shares of Lanxide common stock (which included Messrs. Blum and Hannesson and certain of their family members) granted proxies to the Proxy Holders to vote all shares of Lanxide common stock held by each such stockholder until December 31, 1998.

     Pursuant to the Securities Purchase Agreement, the Company purchased 20,000 shares of Lanxide Series G Preferred Stock for $2.0 million. In addition, pursuant to the Securities Purchase Agreement, Lanxide issued to the Company a warrant to purchase up to 250,000 shares of Lanxide Series F Preferred Stock at an exercise price of $100 per share (the "Series F Warrant"). The Series F
Warrant was exercisable, in part, by the exchange of the 20,000 shares of Lanxide Series G Preferred Stock for a like number of shares of Lanxide Series F Preferred Stock. The Securities Purchase Agreement further provided that if prior to August 27, 1997, the Company received $10.5 million in financing, the Company would purchase an additional 85,000 shares of Lanxide Series G Preferred Stock for an aggregate purchase price of $8.5 million comprised of (i) $4.0 million in cash and (ii) the cancellation of LPM's outstanding indebtedness to the Company and Applied in the aggregate amount of $4.5 million. On August 27, 1997, the Company informed Lanxide that it had not completed the required financing and that it would not purchase the additional 85,000 shares of Lanxide Series G Preferred Stock.

     The Lanxide Series G Preferred Stock was not convertible and was not entitled to vote or to receive dividends. The Lanxide Series G Preferred Stock was redeemable by Lanxide after December 31, 1998 to the extent such shares were not used to exercise the Series F Warrant. The terms of the Lanxide Series F Preferred Stock included, among other things: (i) the right to convert the Lanxide Series F Preferred Stock into shares of Lanxide common stock at a rate, subject to adjustment, of 13.5 shares of Lanxide common stock for each share of Lanxide Series F Preferred Stock; (ii) a mandatory conversion by the holders upon certain events, including the sale by Lanxide of at least $10.0 million of Lanxide securities in a private placement prior to the time that the Company exercised at least $10.0 million of the Series F Warrant; and (iii) the right to elect four of the seven members of the Lanxide board of directors.

     In March 1998, as partial prepayment of the Convertible Note, Applied paid the Company $500,000 in cash and transferred to the Company the promissory note evidencing the $1.5 million loan from Applied to LPM in August 1996. See "--1997 Intercompany Convertible Note." Upon receipt thereof, the Company and Lanxide entered into a series of transactions pursuant to which, among other things, the Company paid to a subsidiary of Lanxide the $500,000 in cash it received from
Applied and cancelled the $3.0 million LPM Note and the $1.5 million indebtedness of LPM to Applied (which was guaranteed by Lanxide) in exchange for the CERASET Business, CERASET License and CERASET Trademark.

     Pursuant to the terms of the CERASET License, Polymer Technologies has agreed to pay a subsidiary of Lanxide a royalty equal to 4% of the net sales price of all products sold by Polymer Technologies and any of its sublicensees, which are manufactured using the CERASET technology until the aggregate royalty payments equal $4.0 million. Thereafter, Lanxide's subsidiary will be entitled to receive a royalty equal to 2% of the net sales price of all products sold by Polymer Technologies and its sublicensees, which are manufactured using the CERASET technology.

     In connection with the Company's acquisition of the CERASET Business, CERASET License and CERASET Trademark, the Company and Lanxide amended the Securities Purchase Agreement, pursuant to which, among other things, (i) the Company and Lanxide each agreed to exchange all of the issued and outstanding shares of Lanxide Series G Preferred Stock held by the Company for an equal number of Lanxide Series H Preferred Stock, (ii) the Company's right to purchase additional shares of Lanxide Series G Preferred Stock pursuant to the Securities Purchase Agreement was cancelled, (iii) Lanxide issued a warrant to the Company for the purchase of up to 270,000 shares of Lanxide common stock, at an exercise price of $7.41 per share, which exercise price may be paid by the tender of shares of Lanxide Series H Preferred Stock (the "Lanxide Warrant"), and (iv) the Company's right to purchase 250,000 shares of Lanxide Series F Preferred Stock pursuant to the Series F Warrant was cancelled. The Lanxide Series H Preferred Stock is not convertible and is not entitled to vote or to receive dividends. The Lanxide Series H Preferred Stock is redeemable by Lanxide after December 31, 1998 to the extent such shares are not used to exercise the Lanxide Warrant.

     In addition, the Company, Applied, Lanxide and LPM entered into a settlement and release agreement pursuant to which, among other things, the parties acknowledged and agreed that the Voting Agreement was terminated on February 5, 1998, and the parties released each other from any and all claims arising out of the $3.0 million loan from the Company to LPM, the $1.5 million loan from Applied to LPM, the Securities Purchase Agreement, and the Voting Agreement.

     License of SET Technology

     As a  result  of  its  acquisitions  of  the  capital  stock  of  Commodore
Laboratories, Applied acquired all patents, discoveries, technology and other intellectual property in connection with the SET process which it later transferred to Solution in December 1996. The Company licenses from Solution the exclusive worldwide right with the right to sublicense, to make, use, sell and exploit, itself or jointly with other third parties, for the life of all patents now or hereafter owned by Solution, the SET process and all related technology underlying such patents and intellectual property in all domestic and international commercial and industrial applications, in connection with the destruction of CFCs and other ozone-depleting substances (the "CFC Business"); provided that such license expressly limits the rights of the licensee(s) and others who may be sub-licensees or users of Solution's patents and technologies to the CFC Business.

     CFC Technology and Support Agreement

     The Company has entered into a five-year technology and technical support agreement with Applied and CFC Technologies. Pursuant to such agreement, Applied will provide certain research and development, equipment engineering and technical support to enable the Company and CFC Technologies to exploit the CFC Business. Under such agreement, Applied will provide the Company and CFC Technologies the services of certain Applied personnel and equipment. Applied will charge CFC Technologies and the Company a fee equal to the sum of (a) the actual costs of all materials and equipment utilized in connection with such services; and (b) an hourly rate allocable to the services rendered by all Applied personnel which shall be equal to 120% of the average hourly rate of compensation then payable by Applied to such persons (based on a 35-hour work week). Under the terms of the technology and technical services agreement, in no event will the employees of the Applied be required to expend in excess of 25% of their business and professional time in any 90-day period in rendering services to the Company or CFC Technologies, without the majority approval or consent of Herbert A. Cohen and David L. Mitchell, or such other members of the Board of Directors of the Company not otherwise affiliated with or employed by the Company, Applied or any of their respective subsidiaries.

     Future Transactions

     In June 1996, the Company's Board of Directors adopted a policy whereby any future transactions between the Company and any of its subsidiaries, affiliates, officers, directors and principal stockholders, or any affiliates of the foregoing, be on terms no less favorable to the Company than could reasonably be obtained in "arm's-length" transactions with independent third parties, and any such transactions also be approved by a majority of the Company's disinterested non-management directors.

                                   PROPOSAL 2

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     On December 11, 1996, the Company and its former auditors, Tanner + Co. ("Tanner"), mutually agreed to terminate the client-auditor relationship between the Company and Tanner effective as of such date. Additionally, as of December 19, 1996, the Company retained Price Waterhouse LLP to serve as independent accountants. The decision to terminate the Company's client-auditor relationship with Tanner and to retain Price Waterhouse LLP was recommended by the Audit Committee of the Board of Directors and unanimously approved by the Board of Directors of the Company.

     During the Company's fiscal year ended December 31, 1995, Tanner's report on the Company's financial statements neither contained any adverse opinion or disclaimer of opinion, nor was qualified or modified as to any uncertainty, audit scope or accounting principles, except that Tanner's auditors report on the Company's consolidated financial statements for the year ended December 31, 1995 contained an additional paragraph relating to the Company continuing as a going concern, due to significant losses and a deficit in working capital.

     During the Company's fiscal year ended December 31, 1995, there were no disagreements between the Company and Tanner on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Tanner, would have caused Tanner to make reference to the subject matter of the disagreements in connection with its report.

     No "reportable events" as described under Item 304(a)(1)(v) of Regulation S-K occurred during the Company's fiscal year ended December 31, 1995.

     Prior to engaging Price Waterhouse LLP, the Company did not consult Price Waterhouse LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

     The Board of Directors has selected Price Waterhouse LLP, which served as the Company's independent auditors for the years ended December 31, 1997 and 1996, to serve as the Company's independent auditors for the year ending December 31, 1998. The Board of Directors is submitting its selection of Price Waterhouse LLP as the Company's independent auditors for ratification at the Annual Meeting in order to ascertain the views of stockholders of the Company regarding such selection. If the appointment of Price Waterhouse LLP is not ratified, the Board of Directors will reconsider its selection and, if practicable, retain another firm to serve as the Company's independent auditors. The Board of Directors reserves the right to select new independent auditors at any time which it may deem advisable or necessary.

     Ratification of this proposal requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. Unless contrary instructions are indicated on the proxy cards, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth herein) will be voted "FOR" the ratification of the appointment of Price Waterhouse LLP as the Company's independent auditors for the year ending December 31, 1998.

     Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE
      COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDED DECEMBER 31, 1998.

                  STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     Stockholders who wish to present proposals appropriate for consideration at the Company's Annual Meeting of Stockholders to be held in 1999 must submit the proposal in proper form to the Secretary of the Company at the Company's address set forth on the first page of this Proxy Statement not later than January 8, 1998, in order for the proposal to be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting. It is suggested that such proposal be sent by Certified Mail, Return Receipt Requested.

             OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING

     The Board of Directors is aware of no other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the accompanying proxy card to vote the same in accordance with their own judgment and their discretion.

                                OTHER INFORMATION

     A copy of the Company's 1997 Annual Report to Stockholders is being furnished herewith to each stockholder of record as of the Record Date.

     THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1997. SUCH REQUEST SHOULD BE ADDRESSED TO MICHAEL D. FULLWOOD, SENIOR VICE PRESIDENT, CHIEF FINANCIAL AND ADMINISTRATIVE OFFICER, SECRETARY AND GENERAL COUNSEL, COMMODORE ENVIRONMENTAL SERVICES, INC., 150 EAST 58TH STREET, SUITE 3400, NEW YORK, NEW YORK 10155.

                          By Order of the Board of Directors


                          MICHAEL D. FULLWOOD
                          Senior Vice President, Chief Financial and
                          Administrative Officer, Secretary and General Counsel

New York, New York
May 8, 1998

                                  FORM OF PROXY
                     COMMODORE ENVIRONMENTAL SERVICES, INC.
                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                        BOARD OF DIRECTORS OF THE COMPANY

     The undersigned, a stockholder of COMMODORE ENVIRONMENTAL SERVICES, INC., a Delaware corporation (the "Company"), hereby appoints Paul E. Hannesson and Michael D. Fullwood, and each of them, as proxies for the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of the Company held of record by the undersigned at the close of business on April 27, 1998 at the Annual Meeting of Stockholders of the Company to be held on Wednesday, June 3, 1998, at 9:00 a.m., local time, at The Links Club, 36 East 62nd Street, New York, New York 10021, and at any adjournment or postponement thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR IDENTIFIED BELOW AND FOR PROPOSAL 2 SET FORTH BELOW.

1. To elect the following nominees as directors of the Company to hold office until the Annual Meeting of Stockholders to be held in 1999, and until their respective successors are duly elected and have qualified: Paul E. Hannesson, Bentley J. Blum, Herbert A. Cohen, David L. Mitchell, and Kenneth L. Adelman, Ph.D.

     FOR ALL NOMINEES                                      WITHHOLD ALL NOMINEES
     (except as marked to the contrary)
               (   )                                               (   )

     AUTHORITY TO WITHHOLD A VOTE FOR ANY OF THE ABOVE NAMED INDIVIDUALS SHOULD BE INDICATED BY LINING THROUGH OR OTHERWISE STRIKING OUT THE NAME OF THE NOMINEE.

2. To ratify the appointment of Price Waterhouse LLP as the Company's independent auditors for the year ending December 31, 1998.

     (   ) FOR                      (   ) AGAINST                 (   ) ABSTAIN

3. Upon such other matters as may properly come before such Annual Meeting and any adjournments or postponement thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

                               (See reverse side)

                           (Continued from other side)

     The undersigned hereby acknowledges receipt of (1) the Notice of Annual Meeting for the 1998 Annual Meeting, (2) the Proxy Statement and (3) the Company's 1997 Annual Report to Stockholders.


Dated: ______________________, 1998         ---------------------------------
                                            Signature


                                            ---------------------------------
                                            Print Name


                                            ---------------------------------
                                            Signature, if Jointly Held


                                            ---------------------------------
                                            Print Name


                                            PLEASE  SIGN  EXACTLY  AS YOUR  NAME
                                            APPEARS   HEREIN.   If   signing  as
                                            attorney,  executor,  administrator,
                                            trustee or guardian,  indicate  such
                                            capacity.  All  joint  tenants  must
                                            sign. If a corporation,  please sign
                                            in full  corporate name by president
                                            or other  authorized  officer.  If a
                                            partnership,    please    sign    in
                                            partnership   name   by   authorized
                                            person.

                                            The Board of Directors requests that
                                            you  fill in the  date  and sign the
                                            proxy and return it in the  enclosed
                                            envelope.

                                            IF THE  PROXY  IS NOT  DATED  IN THE
                                            ABOVE  SPACE,  IT  IS  DEEMED  TO BE
                                            DATED  ON THE  DAY ON  WHICH  IT WAS
                                            MAILED BY THE CORPORATION.